EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Variable Insurance Trust and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended September 13, 2019

Name of Fund

NVIT Nationwide Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT Multi-Manager Small Company Fund

BlackRock NVIT Equity Dividend Fund

Federated NVIT High Income Bond Fund

NVIT Dynamic U.S. Growth Fund (formerly, NVIT Large Cap Growth Fund)

Amundi NVIT Multi Sector Bond Fund (formerly, NVIT Multi Sector Bond Fund)

NVIT Multi-Manager Small Cap Value Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Emerging Markets Fund

NVIT International Equity Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Conservative Fund

NVIT Multi-Manager International Value Fund

NVIT S&P 500 Index Fund

American Funds NVIT Growth Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Growth-Income Fund

NVIT Bond Index Fund

NVIT International Index Fund

NVIT Small Cap Index Fund

NVIT Multi-Manager Large Cap Growth Fund

NVIT Multi-Manager Mid Cap Growth Fund

NVIT Multi-Manager International Growth Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

Neuberger Berman NVIT Socially Responsible Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

EX-28.e.1.a

NVIT Real Estate Fund

NVIT Cardinal Conservative Fund

NVIT Cardinal Moderately Conservative Fund

NVIT Cardinal Balanced Fund

NVIT Cardinal Moderate Fund

NVIT Cardinal Capital Appreciation Fund

NVIT Cardinal Moderately Aggressive Fund

NVIT Cardinal Aggressive Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Short Term Bond Fund

NVIT Multi-Manager Large Cap Value Fund

Templeton NVIT International Value Fund

American Century NVIT Multi Cap Value Fund

NVIT DFA Moderate Fund

NVIT DFA Capital Appreciation Fund

NVIT Cardinal Managed Growth Fund

NVIT Cardinal Managed Growth & Income Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

BlackRock NVIT Managed Global Allocation Fund

DoubleLine NVIT Total Return Tactical Fund

NVIT iShares® Fixed Income ETF Fund

NVIT iShares® Global Equity ETF Fund

NVIT J.P. Morgan MozaicSM Multi-Asset Fund

NVIT J.P. Morgan Disciplined Equity Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT U.S. 130/30 Equity Fund

*	As approved by the Board of Trustees at its meeting held on September 10-11, 2019.